SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM  8-K
                         Current Report

                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report      July 12, 1996
                (Date of earliest event reported)

                     ERNST HOME CENTER, INC.
     (Exact name of registrant as specified in its charter)

                            DELAWARE
         (State or other jurisdiction of incorporation)

     0-24826                                     91-0213470
 (Commission File Number)          (IRS Employer Identification Number)



 1511 Sixth Avenue, Seattle,   98101
          Washington
    (Address of principal       (Zip
      executive offices)       Code)


 Registrant's telephone number, including area code: (206) 621-6700

ITEM 3.      BANKRUPTCY OR RECEIVERSHIP

(1) On July 12, 1996, Ernst Home Center, Inc. ("the Company") and its wholly owned subsidiary EDC, Inc. ("EDC"), filed voluntary petitions to reorganize under Chapter 11 of the Federal Bankruptcy Code. The filings were made in the U.S. Bankruptcy Court for the District of Delaware. The matters were assigned to Bankruptcy Judge Peter J. Walsh, Case Numbers 96-1088PJW and 96-1089PJW for the Company and EDC respectively.

(2) The Company entered into an agreement to modify its existing $80 million credit facility with Congress Financial, Inc. (Northwest) to provide for debtor-in-possession (DIP) financing, subject to Bankruptcy Court approval. On July 12, 1996, the Bankruptcy Court approved the $80 million DIP facility on an interim basis. The Company plans to use the funds to meet immediate inventory needs and for general working capital purposes.

ITEM 7.      EXHIBITS

                    EXHIBIT INDEX

Exhibit
Number                     Description
- ----------               ----------------------------------------
 99.1                      Press Release dated July 12, 1996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               ERNST HOME CENTER, INC.




         Signature                      Title                   Date
   ------------------------------------------------------------------------

     /s/ Michael J. Baumann      Executive Vice                07/24/96
    ------------------------     President-Administration,
       Michael J. Baumann        Chief Financial Officer,
                                 Secretary and
                                 Treasurer - Principal
                                 Financial Officer